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                                                                     Exhibit 4.1

                               WARRANT AGREEMENT

     THIS WARRANT AGREEMENT is made as of this 12th day of February, 1988 by and between SMITH INTERNATIONAL, INC., a Delaware corporation, and MORGAN SHAREHOLDER SERVICES TRUST COMPANY, a New York corporation, in its capacity as Warrant Agent hereunder.

     Each party hereto agrees as follows for the benefit of the other party and for the benefit of the holders of the Warrants.

     1. CERTAIN DEFINITIONS. As used herein the following terms have the respective meanings set forth below:

     (a) "Class A Warrants" (or individually, "Class A Warrant") means the warrants to purchase Common Stock, in the form of Exhibit A to this Warrant Agreement (subject to Section 2 hereof), which are at any time outstanding and which were originally issued by the Company to holders of Allowed Claims in Class 8 as Creditor Warrants pursuant to the Plan.

     (b) "Class B Warrants" (or individually, "Class B Warrant") means the warrants to purchase Common Stock, in the form of Exhibit B to this Warrant Agreement (subject to Section 2 hereof), which are at any time outstanding and which were originally issued by the Company to holders of Allowed Interests and to certain members of management of the Company as Shareholder Warrants and Management Warrants, respectively, pursuant to the Plan.

     (c)       "Common Stock" means the Company's common stock, par value
               $1.00 per share (as such common stock may be subdivided or combined), or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value, into which such common stock may be exchanged or reclassified.

     (d) "Company" means Smith International, Inc., a Delaware corporation.





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     (e)       "Expiration Date" means, with respect to a Class of Warrants, the seventh anniversary of the date of the initial issuance of any Warrants of such class.

     (f) "Holder" means a holder of a Warrant, as registered on the books of the Warrant Agent kept for such purpose.

     (g) "Initial Exercise Price" means (i) as to the Class A Warrants, 125% of the Index Price per share of Common Stock and (ii) as to the Class B Warrants, $15.00 per share of Common Stock.

     (h) "Index Price" means the simple average computed by using the closing price of the Common Stock on the New York Exchange Composite Tape for each of the first 30 Trading Days following the Effective Date.

     (i) "Market Price" as of any Trading Day means the last sale price, regular way, of the Common Stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices of the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices of the Common Stock as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company, or if on any such date no market maker is making a market in the Common Stock, the fair value of the Common Stock, on such date as determined reasonably and





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               with utmost good faith to the Holders by the Board of Directors of the Company.

     (j) "Plan" means the Plan of Reorganization, as confirmed by the bankruptcy court, in In re Smith International, Inc., Case No LA 86-03947-JD in the United States Bankruptcy Court for the Central District of California.

     (k) "Subsidiary Securities" and "Subsidiary Warrants" are defined in Subsection 5(c).

     (l) "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a day on which banking institutions in New York City generally are open.

     (m) "Warrant Agent" means Morgan Shareholder Services Trust Company, a New York corporation, in its capacity as warrant agent hereunder.

     (n) "Warrant Agreement" means this agreement, as the same may be amended from time to time.

     (o) "Warrant Price" means, as to each Class A Warrant and each Class B Warrant, respectively, the price per share payable for each of the shares of Common Stock deliverable upon the exercise of such Warrant, as such relative prices may from time to time be adjusted as provided herein.

     (p) "Warrants" means, collectively, all Class A Warrants and Class B Warrants.

               Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

     2. AUTHORIZATION AND ISSUANCE OF WARRANTS. The Company hereby authorizes the issuance and delivery by the Warrant Agent, in accordance with the Plan, of the Class A Warrants and Class B Warrants, which shall be in the forms of Exhibits A and B attached hereto, respectively, with no such changes as may be required to conform to the requirements of any securities exchange, shall expire on their respective Expiration Dates, and shall be issued subject to the terms and provisions of this Warrant Agreement. Exhibits C and D attached hereto will appear on





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the reverse side of each Warrant.  The Warrants may have notations, legends or endorsements required by law or usage. Each Warrant shall be dated the date of its issue. Two officers of the Company shall sign each Warrant for the Company by manual or facsimile signature. If an officer whose signature appears on a Warrant no longer holds that office, the Warrant shall nevertheless be valid. Subject to Sections 5 and 6 hereof, each Warrant will evidence the right to purchase the number of shares of Common Stock indicated on its face.

     The Warrants shall be issued in accordance with the Plan. Prior to the issuance of any Warrants, the Company shall have (i) fixed a record date for determining the holders of Allowed Claims in Class 8 entitled to receive Class A Warrants, (ii) fixed a record date for determining the holders of Allowed Interests in Class 9 entitled to receive Class B Warrants constituting Shareholder Warrants, (iii) calculated the Index Price and the total number of shares of Common Stock purchasable upon the exercise of the Class A Warrants, and (iv) delivered to the Warrant Agent:

          (a) certifications of (A) the Index Price and the total number of shares of Common Stock purchasable upon the exercise of the Class A Warrants, (B) the holders of Allowed Claims in Class 8 entitled to receive Class A Warrants and the holders of Allowed Interests in Class 9 entitled to receive Class B Warrants constituting Shareholder Warrants (each such certification to show the amount of Warrants of each class to be distributed to each person and to be deposited in the Disputed Claims Reserve, the Unclaimed Property Reserve and the Fractional Shares Pool) and (C) the persons entitled to receive Class B Warrants constituting Management Warrants and the amount of such Warrants to be distributed to each; and

          (b) Class A Warrants and Class B Warrants with instructions to issue the same in accordance with the Plan and the foregoing certifications.

The date of issuance and the Expiration Date shall be inserted in each Warrant and the Index Price and total number of shares of Common Stock purchasable upon exercise of the Class A Warrants, as certified by the Company, shall be inserted in each Class A Warrant.

     The Warrant Agent shall authenticate by its manual signature each Warrant prior to issuance. A Warrant shall not be valid until so authenticated, but the manual signature





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of the Warrant Agent shall be conclusive evidence of such authentication.

     3. RESERVATION AND LISTING OF SHARES OF COMMON STOCK. During the period within which the Warrants may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue upon exercise of the Warrants the full number of shares of Common Stock deliverable upon such exercise. If at any time the number of authorized and unissued shares of Common Stock shall not be sufficient to effect the issuance of all such shares of Common Stock, the Company shall take such corporate action as may be necessary to increase the number of its authorized and unissued shares of Common Stock to such number as shall be sufficient for such purpose. The Company will take all requisite action to assure that the par value per share of the Common Stock is at all times equal to or less than the Warrant Price then in effect. If the Common Stock is listed on any securities exchange, the Company will, at its expense and on a continual basis, use its best efforts to cause the Common Stock deliverable upon exercise of the Warrants to be listed on such exchange.

     All shares of Common Stock which may be issued upon the exercise of the Warrants shall, upon issuance, be fully paid and nonassessable. The issuance of certificates for shares of Common Stock upon the exercise of the Warrants shall be made without charge for any issuance tax in respect thereof, provided that (i) the Company and the Warrant Agent shall not be required to bear any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of the Warrant being exercised, and (ii) the Company and the Warrant Agent shall not be required to issue or deliver any such certificate unless or until the Holder requesting such issuance shall have paid to the Company or the Warrant Agent the amount of such tax or shall have established to the satisfaction of the Company or the Warrant Agent that such tax has been paid or is not applicable.

     4.   EXERCISE; DELIVERY OF CERTIFICATES; PAYMENT.
     (a) The Warrants may be exercised by the Holders thereof at any time or from time to time prior to 5:00 p.m., New York time, on the Expiration Date, in whole or in part, except that no fractional shares of Common Stock shall be issued upon the exercise of any Warrant. The Company shall pay a cash adjustment in respect of any remaining fraction of a share due to the Holder of any Warrant which has been otherwise fully exercised (or as to any such fraction remaining after cumulating all remaining fractions due to the Holder of a number of Warrants which are fully exercised in





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the same transaction), in an amount equal to the same fraction of the Market
Price on the Trading Day which next precedes the date of exercise.

     (b) Any such exercise shall be accomplished by the surrender to the Warrant Agent of the Warrant accompanied by a duly executed Purchase Form (in the form of Exhibit C attached hereto) with signature(s) guaranteed and payment to the Warrant Agent on behalf of the Company and for the Company's account by certified or official bank check, of the applicable Warrant Price for each of the shares of Common Stock to be purchased (the "Purchase Price").

     (c) Shares of Common Stock purchased upon the exercise of a Warrant shall be, and be deemed to be, issued, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall become the record owner of such shares of Common Stock, as of the close of business on the date on which such Warrant shall have been surrendered and payment made for such shares of Common Stock as aforesaid. Certificates for the shares of Common Stock so purchased shall be delivered to the person entitled thereto within a reasonable time, not exceeding 10 days, after such Warrant shall have been so exercised, and, unless the Warrant so delivered has expired or been exercised in full, a new Warrant representing the number of shares of Common Stock with respect to which such Warrant shall not then have been exercised shall also be delivered to the Holder of the surrendered Warrant within such time.

     5. ADJUSTMENT OF WARRANT PRICES AND NUMBER OF SHARES PURCHASABLE OR NUMBER OF WARRANTS. The respective Warrant Prices, the number of shares or other securities purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 5.

     (a) In case the Company shall (i) pay a dividend in, or make a distribution of, shares of Common Stock to holders of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any of its shares of capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company





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which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. The requisite adjustment shall be made each time an event described in this Subsection (a) occurs and shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event. Notwithstanding the foregoing provisions of this Subsection (a), in the event that the Company shall (i) pay a dividend in, or make a distribution of, shares of Common Stock to holders of Common Stock, or (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, the Company may, at its option, in lieu of making the adjustments to the Warrant Prices and the number of shares of Common Stock or other securities purchasable upon the exercise of each Warrant in accordance with the provisions of this Section 5, (x) adjust the Warrant Price, but not the number of shares of Common Stock issuable upon exercise, of each outstanding Warrant (as of the date referred to in the preceding sentence) by multiplying such Warrant Price by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately before such dividend, distribution or subdivision and the denominator of which is such number of shares of Common Stock plus the number of shares of Common Stock issued pursuant to such dividend, distribution or subdivision; and (y) issue to each Holder a number of additional Warrants of the same class as the Warrants held by such Holder, having the same terms and conditions as the outstanding Warrants of such class (after the adjustment to the Warrant Price required by clause (x)), determined by multiplying the number of Warrants of such class then held by such Holder by a fraction the numerator of which is the number of shares of Common Stock issued pursuant to such dividend, distribution or subdivision and the denominator of which is the number of shares of Common Stock outstanding immediately before such dividend, distribution or subdivision. Such additional Warrants shall be issued to the persons who are Holders on the same record date as that fixed for determining the holders of Common Stock entitled to receive such dividend, distribution or subdivision, or if no such record date is fixed, on the effective date thereof. No fractional Warrants shall be issued, but the Company shall pay a cash adjustment in respect of any fraction of a Warrant which would otherwise be due a Holder (after cumulating all such fractions based on all Warrants held by such Holder) in an amount equal to the same fraction of the market price of the same class of Warrants (calculated as if such class of Warrants were substituted for the Common Stock in the definition of "Market





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Price") on the Trading Day which next precedes such record date, or if none, such effective date.

     (b) In case the Company shall fix a record date for the issuance of rights or warrants (other than Class B Warrants) to all holders of Common Stock entitling them to subscribe for or purchase additional shares of Common Stock at a price per share less than the then Current Market Price (as defined in Subsection 5(e)) on such record date, the number of shares of Common Stock purchasable upon the exercise of each Warrant after such record date shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to such record date by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the total number of additional shares of Common Stock offered for subscription or purchase in connection with such rights or warrants, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price. Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights or warrants are not so issued, the number of shares of Common Stock purchasable upon exercise of the Warrants shall again be adjusted to be the number of shares of Common Stock purchasable upon exercise of the Warrants which would then be in effect if such record date had not been fixed. If any such rights or warrants shall expire without having been exercised, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be readjusted, as of the expiration date of such rights or warrants, to the number of shares which would have been so purchasable had the calculation required by the first sentence of this Subsection 5(b) been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights or warrants and the aggregate offering price for such number of shares.

     (c) In case the Company shall distribute, to all holders of its Common Stock, stock of a subsidiary or securities convertible into or exercisable for such stock ("Subsidiary Securities"), then, in lieu of any other adjustment provided in this Section 5, the Company shall, at its option: (i) make provision that the holder of each Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the Subsidiary Securities to which such holder would have been entitled if such holder had exercised such Warrant





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immediately prior thereto, all subject to further adjustment as provided in this Section 5, provided that no adjustment in respect of dividends or interest on such Subsidiary Securities shall be made during the term of a Warrant or upon the exercise of a Warrant; or (ii) issue or cause such subsidiary to issue and deliver to the Holders of Warrants, on the same record date fixed for determining the holders of Common Stock entitled to receive such distribution of Subsidiary Securities, one warrant ("Subsidiary Warrant") to purchase the amount of Subsidiary Securities distributed in respect of one share of Common Stock for each Warrant held. If Subsidiary Warrants are issued (x) the exercise price thereof shall be the fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the Subsidiary Securities distributed in respect of one share of Common Stock, subject to adjustment under provisions comparable to those contained in this Section 5 and Section 6, (y) the Subsidiary Warrants will expire on the same Expiration Date as the Warrants in respect of which they are issued, and
(z) the Warrant Price will be reduced by an amount equal to the exercise price of one Subsidiary Warrant, effective on the date of distribution of the Subsidiary Securities retroactive to immediately after the record date for such distribution.

     (d) In case the Company shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in Subsections 5(a), 5(b) or 5(c)), then in each case the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon the exercise of each Warrant, by a fraction (i) the numerator of which shall be the then Current Market Price (as defined in Subsection 5(e)) per share of Common Stock as of the date of such distribution and (ii) the denominator of which shall be the then Current Market Price per share of Common Stock less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to immediately after the record date for the determination of shareholders entitled to receive such distribution.

     (e) For the purpose of any computation under Subsections 5(b), 5(c) or 5(d), the Current Market Price per





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share of Common Stock at any date shall be deemed to be the average of the daily Market Prices for ten consecutive Trading Days ending with the fifth Trading Day before such date.

     (f) No adjustment in the number of shares of Common Stock purchasable upon exercise of the Warrants shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of shares purchasable upon the exercise of all Warrants; provided, however, that any adjustments which by reason of this Subsection 5(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth of a share.

     (g) Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be adjusted as herein provided, the respective Warrant Prices payable upon exercise of each of the respective classes of Warrants shall be adjusted by multiplying each such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the aggregate number of shares of Common Stock purchasable upon the exercise of all Warrants in such class immediately prior to such adjustment and the denominator of which shall be the aggregate number of shares of Common Stock so purchasable immediately thereafter.

     (h) In the event that at any time, as a result of an adjustment made pursuant to Subsection 5(a), the holders of Warrants shall become entitled to purchase any shares of the Company other than Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the respective Warrant Prices in respect of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares purchasable upon exercise of the Warrants contained in Subsections 5(a) through 5(g) inclusive, and the provisions of this Warrant Agreement with respect to the shares of Common Stock shall apply on like terms to any such other shares.

     (i) Except as provided in Subsections 5(a), 5(b), 5(c)(ii), 5(d) and 5(g), no adjustment in respect of any dividends or distributions shall be made during the term of a Warrant or upon the exercise of a Warrant.

     (j) Irrespective of any adjustments in the respective Warrant Prices or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and





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number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant Agreement.

     (k) Whenever there is an adjustment as herein provided in the respective Warrant Prices and the number of shares of Common Stock purchasable upon the exercise of the Warrants, or in the securities to be delivered upon the exercise of a Warrant as provided in Subsection 5(c)(i), the Company shall compute the adjusted Warrant Prices and number of shares of Common Stock purchasable upon the exercise of the respective classes of Warrants in accordance with Section 5, shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Warrant Price for the respective classes of Warrants and adjusted number of shares of Common Stock purchasable upon the exercise of the respective classes of Warrants, or the securities deliverable upon the exercise of a Warrant, showing in reasonable detail the facts and computations upon which such adjustments are based, and such certificates shall forthwith be delivered by the Company to the Warrant Agent. The Warrant Agent shall cause to be mailed to each registered holder of Warrants of a class a copy of the certificate pertaining to such class, as promptly as possible but in any event within 15 days after its receipt by the Warrant Agent.

     6.   MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS.
     (a) In case the Company shall merge or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and pursuant to the terms of such merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation or an affiliate thereof are to be received by or distributed to the holders of Common Stock of the Company, then the holders of the Warrants shall have the right thereafter to receive, upon exercise of the Warrants, the number of shares of common stock of the successor or acquiring corporation or affiliate receivable upon or as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock purchasable upon the exercise thereof immediately prior to such event.

     (b) If pursuant to the terms of such merger, consolidation or disposition of assets, any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) are to be received by or distributed to the holders of Common Stock of the Company in addition to common stock of the successor or acquiring corporation or affiliate, there shall be a reduction of the respective Warrant Prices equal to the





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amount applicable to each share of Common Stock of any such cash and of the fair value (as determined in good faith by the Board of Directors of the Company whose determination shall be conclusive) of any and all such shares of stock or other securities or property to be received by or distributed to the holders of Common Stock of the Company.

     (c) In case of any such merger, consolidation or disposition of assets, the successor or acquiring corporation of affiliate shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant Agreement and the Warrants to be performed and observed by the Company and all of the obligations and liabilities hereunder and thereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by the Board of Directors of the Company whose determination shall be conclusive) in order to provide for adjustments of the respective Warrant Prices and the number of shares purchasable upon the exercise of the Warrants which shall be as nearly equivalent as practicable to the adjustments provided for in Section 5 and this Section 6.

     (d) For the purposes of this Section 6 "common stock of the successor or acquiring corporation or an affiliate thereof" shall include stock of such corporation of any class which is not preferred over any other class of stock of such corporation and which is not subject to redemption, and shall also include any evidence of indebtedness, shares of common stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the occurrence of a specified date or the happening of a specified event, and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 6 shall similarly apply to successive mergers, consolidations or dispositions of assets.

     7.   NOTIFICATION OF CERTAIN EVENTS.  In the event that the Company shall:

     (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution (other than a cash dividend payable out of consolidated earnings or earned surplus); or

     (b) authorize the granting to the holders of its Common Stock generally of rights (other than Class B Warrants) to subscribe for or purchase any shares of stock of any class or of any other rights; or





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     (c)  authorize any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

     (d) become subject to voluntary or involuntary dissolution, liquidation, or winding up;

then the Company shall deliver to the Warrant Agent, and the Warrant Agent shall cause to be mailed to each registered holder of the Warrants, as promptly as possible but in any event at least 10 days prior to the applicable record or other date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up.

     8. AGENCY FOR WARRANT EXERCISE, REGISTRATION, TRANSFER OR EXCHANGE; WARRANTS ENDORSED IN BLANK MAY BE DEEMED NEGOTIABLE.

     (a) The Company will maintain at all times in the Borough of Manhattan, the City and State of New York, at either an office of the Company in such location or through the agency of the Warrant Agent (or any successor to the Warrant Agent), an office or agency where the Warrants may be surrendered for exercise or for registration of transfer or exchange. Warrants shall be issued in registered form only. The Warrant Agent shall cause to be kept a register in which, subject to such reasonable regulations as the Company may prescribe, the Warrant Agent shall provide for the registration of Warrants and of transfers or exchanges of Warrants. At the option of the holders of the Warrants, Warrants may be exchanged for one or more other Warrants of the same class representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased under the Warrant(s) surrendered for exchange. All Warrants issued upon any registration of transfer or exchange shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits as the Warrant(s) surrendered for such registration of transfer or exchange. Every Warrant surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in the form of Exhibit D annexed hereto, duly executed by the registered holder thereof or his attorney duly authorized in writing with signature(s) guaranteed. No service charge shall be made for any registration of transfer or exchange of Warrants. The Company or the Warrant Agent may require payment of a sum sufficient for payment of any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of any Warrant in a name other than that of the holder of such Warrant.

     (b) Any Warrant when endorsed in blank shall be deemed negotiable and when a Warrant shall have been so endorsed, the holder thereof may be treated by the Company, the Warrant Agent and all other persons dealing with said holder as the absolute owner thereof for any purpose and as the person entitled to exercise the right represented thereby, or to the registration of transfer thereof on the register of the Company, any notice to the contrary notwithstanding, but until due presentment for such registration of transfer on such register, the Company and the Warrant Agent may treat the registered holder thereof as the owner for all purposes.

     9. LOSS OR MUTILATION. Upon receipt by the Company (or the Warrant Agent on behalf of the Company) of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company (or the Warrant Agent on behalf of the Company) that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company (or the Warrant Agent on behalf of the Company) shall execute and deliver to the holder of the lost, stolen, destroyed or mutilated Warrant, in exchange for or in lieu thereof, a new Warrant of the same class and tenor representing the right to purchase a like number of shares of Common Stock. Upon the issuance of any new Warrant under this Section 9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses in connection therewith. Every new Warrant executed and delivered in lieu of any lost, stolen or destroyed Warrant shall constitute an additional contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant shall be at any time enforceable by anyone. The provisions of this Section 9 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrants.

     10.  THE WARRANT AGENT.

          10.01. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent as Warrant Agent, and the Warrant Agent hereby accepts such appointment and agrees to perform its duties hereunder in accordance with the terms and provisions of this Warrant Agreement.

          10.02. Duties of Warrant Agent. The Warrant Agent need perform only those duties that are specifically set forth in this Warrant Agreement or in any written notice or direction from the Company to the Warrant Agent and no others; and in the absence of bad faith on its part, the Warrant Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon directions, certificates or opinions furnished to the Warrant Agent and conforming to the requirements of this Warrant Agreement.

          10.03. Warrant Agent's Disclaimer. The Warrant Agent makes no representation as to the validity or adequacy of this Warrant Agreement or the Warrants, it shall not be accountable for the Company's use of the proceeds from the Warrants, and it shall not be responsible for any statement in the Warrants other than their authentication.

          10.04. Compensation and Indemnity. The Company shall pay to the Warrant Agent from time to time, upon receipt of invoices therefor, reasonable compensation for its services. The Company shall reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Warrant Agent's agents and counsel.

          The Company shall indemnify the Warrant Agent against any loss or liability incurred by it in its capacity as Warrant Agent hereunder. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Warrant Agent shall cooperate in the defense. The Warrant Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The
Company need not pay for any settlement made without its consent.   The Company
need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through gross negligence or bad faith.

          10.05. Successor Warrant Agent by Merger, etc. If the Warrant Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust or stock transfer business to, another corporation, the successor corporation without any further act shall be the successor Warrant Agent.

          10.06. Replacement of Warrant Agent. The Warrant Agent may resign by so notifying the Company in writing at least 60 days prior to the effective date of such resignation. The Company may remove the Warrant Agent in the Company's discretion, upon written notice to the Warrant Agent given no less than 60 days prior to the effective date of such removal.

          If the Warrant Agent resigns or is removed or if a vacancy exists in the office of Warrant Agent for any reason, the Company shall use its best efforts promptly to appoint a successor Warrant Agent, which shall be a bank with corporate trust powers with an office in the Borough of Manhattan, the City and State of New York. If a successor Warrant Agent is not so appointed by the effective date of such resignation or removal, the Company shall act as successor Warrant Agent.

          Upon the effective date of such resignation or removal of the retiring Warrant Agent, or the succession of a new Warrant Agent pursuant to
Section 10.05, the successor Warrant Agent shall have all the rights, powers and duties of the Warrant Agent under this Warrant Agreement. The successor Warrant Agent shall mail a notice of its succession to holders of the Warrants.

     11. NOTICES. Any notice or other communication by the Company or the Warrant Agent to the holder of a Warrant shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to the registered holder of such Warrant at such holder's last known address appearing on the register maintained by the Warrant Agent. Any notice or other communication by the Warrant Agent to the Company shall be sufficiently given or made if sent by first class mail, postage prepaid, as follows:

               Smith International, Inc.
               4490 Van Karman Avenue
               Newport Beach, California  92660

               Attention:  General Counsel

or other such address as shall have been furnished by the Company to the Warrant Agent.

          Any notice or other communication by any holder of a Warrant or the Company to the Warrant Agent shall be sufficiently given or made if sent by first class mail, postage prepaid as follows:

               Morgan Shareholder Service Trust Company
               30 West Broadway
               New York, New York  10007-2192
               Attention:  R. Frank Rabolt

or other such address as shall have been furnished by the Warrant Agent to the registered holders of the Warrants and to the Company.

     12. APPLICABLE LAW. This Warrant Agreement, the Warrants, and the rights and obligations of the parties hereunder and thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York without reference to principles of conflicts of laws, except as the Delaware General Corporation Law may be otherwise applicable.

     13. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant Agreement are inserted for convenience only and do not constitute a part of this Warrant Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be signed by their respective duly authorized officers.

                                              SMITH INTERNATIONAL, INC.

                                              By: /s/
                                                  ----------------------------
                                              V.P. & Treasurer

                                         Its:
                                              --------------------------------

                                              MORGAN SHAREHOLDER SERVICES
                                              TRUST COMPANY

                                              By: /s/
                                                  ----------------------------
                                              Assistant Vice Pres.
                                         Its:
                                              --------------------------------


A3R687C

                                   EXHIBIT A
                            FORM OF CLASS A WARRANT
                                 (facing page)



No. A-                                Warrant to Purchase
       ---------                                          --------------------
                                      Shares of Common Stock


     Exercisable on and after the date hereof until 5:00 p.m., New York time, on February 28, 1995 (the "Expiration Date").

                                    WARRANT

                          To Purchase Common Stock of

                           SMITH INTERNATIONAL, INC.


     THIS CERTIFIES that, for value received, _____________________________ or registered assigns is entitled to purchase from Smith International, Inc. (the "Company"), a $___________, subject to adjustment as provided in the Warrant Agreement referred to below, at any time on or after the date hereof until 5:00 p.m. (New York time) on the Expiration Date, the number of fully paid and nonassessable shares of Common Stock indicated above, subject to adjustment as provided in the Warrant Agreement. This Warrant is one of the Company's Class A Warrants, which are identical in all respects except as to the names of the holders and the numbers of shares of Common Stock purchasable thereunder, representing upon the original issue thereof rights to purchase an aggregate of ____ shares of Common Stock, subject to adjustment as provided in the Warrant Agreement.

     This Warrant is subject to the provisions, terms and conditions contained in that certain Warrant Agreement, dated February __, 1988 (the "Warrant Agreement") by and between the Company and Morgan Shareholder Services Trust Company, as Warrant Agent, and the holder of this Warrant, by its acceptance hereof, agrees to all of such provisions, terms and conditions. Capitalized terms used herein have the meaning ascribed to them in the Warrant Agreement. The Warrant Agreement is on file at the corporate trust offices of the Warrant Agent, at 30 West Broadway, New York, New York 10007-2192 and at the principal offices of the Company, located at 17832 Gillette Avenue, Irvine, California 92713, and may be inspected by any registered holder hereof at such locations.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated as of the Issue Date.

                                                 SMITH INTERNATIONAL, INC.

                                                 By:
                                                     ----------------------
                                                 Its:
                                                      ---------------------



[SEAL]

Attest:


- -------------------------
Secretary


                         Issued as of February 29, 1988

                               (the "Issue Date")


     This is one of the Class A Warrants referred to in the within-mentioned Warrant Agreement.

                                              MORGAN SHAREHOLDER SERVICES
                                              TRUST COMPANY as Warrant Agent


                                              By
                                                 ----------------------------

                        EXHIBIT B TO WARRANT AGREEMENT
                            FORM OF CLASS B WARRANT
                                 (facing page)



No. B-                                 Warrant to Purchase
       -------------                                       ------------------
                                       Shares of Common Stock

     Exercisable on and after the date hereof until 5:00 p.m., New York time, on February 28, 1995 (the "Expiration Date").


                                    WARRANT

                          To Purchase Common Stock of

                           SMITH INTERNATIONAL, INC.


     THIS CERTIFIES that, for value received, _________________________ or registered assigns is entitled to purchase from Smith International, Inc. (the "Company"), a Delaware corporation, at the price of $15.00 per share, subject to adjustment as provided in the Warrant Agreement referred to below, at any time on or after the date hereof until 5:00 p.m. (New York time) on the Expiration Date, the number of fully paid and nonassessable shares of Common Stock indicated above, subject to adjustment as provided in the Warrant Agreement. This Warrant is one of the Company's Class B Warrants, which are identical in all respects except as to the names of the holders and the numbers of shares of Common Stock purchasable thereunder, representing upon the original issued thereof rights to purchase an aggregate of 5,500,000 of shares of Common Stock, subject to adjustment as provided in the Warrant Agreement.

     This Warrant is subject to the provisions, terms and conditions contained in that certain Warrant Agreement, dated February ____, 1988 (the "Warrant Agreement") by and between the Company and Morgan Shareholder Services Trust Company, as Warrant Agent, and the holder of this Warrant, by its acceptance hereof, agrees to all of such provisions, terms and conditions. Capitalized terms used herein have the meaning ascribed to them in the Warrant Agreement. The Warrant Agreement is on file at the corporate trust offices of the Warrant Agent at 30 West Broadway, New York, New York 10007-2192 and at the principal offices of the Company, at

17832 Gillette Avenue, Irvine, California 92713, and may be inspected by any registered holder hereof at such locations.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated as of the Issued Date.

                                            SMITH INTERNATIONAL, INC.

                                            By:
                                                -----------------------
                                            Its:
                                                 ----------------------


[SEAL]

Attest:



- ------------------------
Secretary


                         Issue as of February 29, 1988

                               (the "Issue Date")


     This is one of the Class B Warrants referred to in the within-mentioned Warrant Agreement.

                                             MORGAN SHAREHOLDER SERVICES
                                             TRUST COMPANY as Warrant Agent


                                             By
                                                ---------------------------

                                   EXHIBIT C
                                 PURCHASE FORM

                     (To be executed only upon exercise of
                              the within Warrant)

TO:  SMITH INTERNATIONAL, INC.
c/o Morgan Shareholder Services Trust Company,
      as Warrant Agent
30 West Broadway
New York, New York  10007-2192

     The undersigned registered Holder of the within Warrant irrevocably exercises the within Warrant for and purchases ________________ shares of Common Stock and herewith makes payment therefor in the amount of $____________, all at the price and on the terms and conditions specified in the within Warrant. Such payment is in cash or by certified or official bank check payable to the order of Smith International, Inc. The undersigned hereby requests that a certificate for the shares of Common Stock hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned at its address appearing in the records of the Company or (b) ______________, whose address is ________________ , and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock not being purchased hereunder be issued in the name of and delivered to (choose one) (a) the undersigned at its address appearing in the records of the Company or (b) _________________, whose address is __________________________.


Dated:                     , 19
       --------------------    ---
                                         By
                                           ------------------------------------
                                          (Signature of Registered Holder)

Signature Guaranteed:
                      -------------------------------


- ---------------------------------
By
  -------------------------------
     [Title:                 ]

NOTICE: The signature to this Purchase Form must correspond with the name as written upon the face of the within

          Warrant in every particular, without alteration or enlargement or any change whatever.

          The signature to this Purchase Form must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.

                                  EXHIBIT D
                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

                 Name of                                           No. of
                 Assignee                Address                   Shares
                 --------                -------                   ------

and does hereby irrevocably constitute and appoint the Warrant Agent as his/her/its Attorney-in-Fact to make such transfer on the books of Smith International, Inc. maintained by such Warrant Agent for that purpose, with full power of substitution.

Dated:              , 19
       -------------



                                            ------------------------------
                                                  (Name of Holder)


                                            By
                                              ----------------------------
                                                      (Title)


          Signature Guaranteed ______________________________

NOTICE: The signature to this Form of Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

          The signature to this From of Assignment must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.